Exhibit 16.1
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                          (Sherb & Co., LLP Letterhead)
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April 8, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Commissioners:

         We have read the statements made by Phlo Corporation which was provided to us on April 7, 2005, which we understand will be filed with the Commission, pursuant to Item 4.01 of Form 8-K, as part of the Company's Form 8-K report dated March 29, 2005. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,



/s/ Sherb & Co., LLP
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Sherb & Co., LLP